Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment to Amended and Restated Employment Agreement (“Amendment”), effective as of January 1, 2023 (the “Effective Date”), is entered into by and between 180 Life Sciences Corp., a Delaware corporation (the “Company”), and James N. Woody (“Executive”) (collectively, the Company and Executive are the “Parties”).

WHEREAS, the Company and Executive have entered into an Amended and Restated Employment Agreement, dated made as of February 24, 2021, and effective November 6, 2020 (the “Initial Agreement”)1, concerning the employment of Executive as Chief Executive Officer of the Company;

WHEREAS, the Company and Executive have entered into a First Amendment to Employment Agreement, dated April 27, 2022 (the “First Amendment”) and a Second Amendment to Employment Agreement dated May 26, 20222 (the “Second Amendment”, and the Initial Agreement as amended by the First Amendment and Second Amendment, the “Agreement”)3, concerning the employment of Executive as Chief Executive Officer of the Company;

WHEREAS, certain capitalized terms used below have the meanings given to such terms in the Agreement; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement and as set forth herein in order to reduce Company costs on a temporary basis.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1.	Effective January 1, 2023, the Base Salary shall be $490,000.

2.	The Board of Directors of the Company may increase the salary of the Executive from time to time, with the recommendation of the Compensation Committee of the Board of Directors, and such increases shall not require an amendment to the Agreement.

3.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

4.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

5.	This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[1]	https://www.sec.gov/Archives/edgar/data/1690080/000121390021013180/ea136864ex10- 2_180lifesci.htm
[2]	https://www.sec.gov/Archives/edgar/data/1690080/000121390022029854/ea160693ex10-1_180life.htm
[3]	https://www.sec.gov/Archives/edgar/data/0001690080/000121390022022364/ea159003ex10- 1_180life.htm

Third Amendment to Employment Agreement [Woody and 180]

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the dates set forth below to be effective as of the Effective Date, set forth above.

The “Company”	180 Life Sciences Corp.

Date: 4/27/2023	By:	/s/ Ozan Pamir
	Its:	CFO
	Printed Name:	Ozan Pamir

The “Executive”

Date: 4/27/2023	By:	/s/ James Woody
James N. Woody

Third Amendment to Employment Agreement [Woody and 180]